SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Empire of Carolina, Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                                   13-2999480
(State of incorporation or organization)               (IRS Employer
                                                     Identification No.)

5150 Linton Boulevard, Delray Beach, Florida                       33484
 (Address of principal executive offices)                      (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

  Preferred Share Purchase Rights                  American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                (Title of Class)

Item 1.  Description of Securities to be Registered.

         On May 5, 1997, Empire of Carolina, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), adopted the First Amendment (the "Amendment") to the Rights Agreement dated as of September 11, 1996 (the "Rights Agreement") between the Company and the Rights Agent. The Amendment to the Rights Agreement is attached as an exhibit hereto, and is incorporated herein by reference. Except as incorporated by reference herein, the description of the Rights Agreement set forth in the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on September 12, 1996 remains in full force and effect.


Item 2.  Exhibits.
============================================================================

     Exhibit
      Number                            Description
-------------------------------------------------------------------------------

         1 Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series B Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement (incorporated by reference from the Registration Statement on Form 8-A filed with the Commission on September 12, 1996).




         2 First Amendment dated as of May 5, 1997, to Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent.



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




         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 5, 1997                EMPIRE OF CAROLINA, INC.


                                  By:   /s/ Steven Geller
                                  Name:  Steven Geller
                                  Title: Chairman and Chief Executive Officer



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



                                  EXHIBIT INDEX
===============================================================================


     Exhibit
      Number                             Description
-------------------------------------------------------------------------------


         1 Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series B Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement (incorporated by reference from the Registration Statement on Form 8-A filed with the Commission on September 12, 1996).


         2 First Amendment dated as of May 5, 1997, to Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent.



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